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                                                                   Exhibit 23(c)

                                  LETTERHEAD OF
              BROOKS, PIERCE, McLENDON, HUMPHREY & LEONARD, L.L.P.







                               November 4, 1997





Board of Directors
Coddle Creek Financial Corp.
347 North Main Street
Mooresville, North Carolina  28115

Gentlemen:

     We hereby consent to reference to our firm in the "Legal Opinions" section of the Prospectus included in the Registration Statement of Coddle Creek Financial Corp. on Form S-1, as amended (the "Registration Statement") and to the reference to the opinions rendered by our firm which are described in such section of the Registration Statement, as amended.

                                                  Very truly yours,

                                                  BROOKS, PIERCE, MCLENDON,
                                                  HUMPHREY & LEONARD, L.L.P.


                                                  By:  /s/ Edward C. Winslow III
                                                       -------------------------
                                                        Edward C. Winslow III

ECWIII/cln